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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 15, 2000, except with regard to Note M for which the date is July 27, 2001, relating to the financial statements of Incara Pharmaceuticals Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

Raleigh, North Carolina

July 30, 2001